UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 14, 2005

(Date of earliest event reported)

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	0-25331	94-1788300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Harrison Street, 2nd Floor San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 541-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 14, 2005, Critical Path, Inc. (“Critical Path”) entered into an Asset Purchase Agreement (the “Agreement”) with Tucows.com Co. (“Tucows”) for the sale of Critical Path’s hosted messaging assets, including its hosted messaging customer base, assembled hosted messaging workforce, hosted messaging hardware and other elements of goodwill. Under the Agreement, Tucows also acquired a software license for Memova™ and agreed to assume certain contractual liabilities related to the hosted messaging assets. Tucows will pay Critical Path $6.25 million on the closing date, which is expected to occur during the first quarter of 2006. Tucows will also pay an additional $1.75 million if certain post-closing conditions are satisfied.

The closing of the Agreement is subject to customary closing conditions and each party has certain termination rights.

The foregoing summary description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the press release dated December 14, 2005 relating to the Asset Purchase Agreement is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement dated as of December 14, 2005.

99.1	Press release dated December 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2005

CRITICAL PATH, INC.

By:	/s/ Michael J. Zukerman
Michael J. Zukerman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement dated as of December 14, 2005.

99.1	Press release dated December 14, 2005.